As filed with the Securities and Exchange Commission on August 7, 2026

No. 333-297818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRESIDIO PRODUCTION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	6770	39-3528250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 W. 7th Street, Suite 1500

Fort Worth, Texas 76102

(800) 461-1604

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Barnes
Executive Vice President and General Counsel
500 W. 7th Street, Suite 1500
Fort Worth, Texas 76102
(405) 870-3781

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

George J. Vlahakos
John Stribling
Sidley Austin LLP
1000 Louisiana Street,

Suite 5900
Houston, Texas 77002
Tel: (713) 495-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 is being filed for the purpose of filing Exhibit 23.4 and Exhibit 23.5 to the Registration Statement (Commission File No. 333-297818). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15, or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Amount to be paid
SEC registration fee		$3,181.37
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers

The Certificate of Incorporation contains provisions that limit the liability of the Presidio directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, Presidio’s directors will not be personally liable to Presidio or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to Presidio or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation and our Bylaws provide that Presidio is required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also provides that Presidio is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit Presidio to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether Presidio would otherwise be permitted to indemnify him or her under Delaware law. Presidio has entered into agreements to indemnify its directors, executive officers and other employees. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Presidio will also maintain directors’ and officers’ liability insurance.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities that were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereof.

Canyon Creek Acquisition

In connection with the Canyon Creek Acquisition, on July 1, 2026, we issued an aggregate 1,930,156 shares of Presidio Class A Common Stock, and on July 20, 2026, we issued 32,084 shares of Presidio Class A Common Stock, in each case, to the Seller Parties as partial consideration for the acquisition of certain oil and gas properties in Oklahoma pursuant to the Purchase and Sale Agreements, dated May 7, 2026.

Founder Shares and Private Placement Units

In connection with EQV’s initial public offering, the Sponsor purchased Class B ordinary shares of EQV (the “Founder Shares”) for an aggregate purchase price of $25,000 and 400,000 private placement units at a purchase price of $10.00 per unit for an aggregate purchase price of $4,000,000. In connection with the Business Combination, such securities converted into shares of Presidio Class A Common Stock and Private Placement Warrants on March 4, 2026.

PIPE Financing

In connection with the Business Combination, we entered into subscription agreements with certain investors pursuant to which, on March 4, 2026, we issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock at $10.00 per share for aggregate gross proceeds of $87,500,000. In addition, 565,217 shares of Presidio Class A Common Stock were issued in connection with the Class B Contribution.

Series A Preferred Financing

In connection with the Business Combination, on March 4, 2026, we issued 125,000 shares of Series A Preferred Stock at a stated value of $1,000 per share and warrants to purchase 937,500 shares of Presidio Class A Common Stock at an exercise price of $0.01 per share to the Series A Preferred Investors.

Series B Preferred Financing

In connection with the Business Combination, on March 4, 2026, we issued 27,173 shares of Series B Preferred Stock at a stated value of $1,000 per share to the Series B Preferred Investor.

Item 16. Exhibits and Financial Statements Schedules

(a)	Exhibits.

Exhibit Number	Description
2.1#	Business Combination Agreement, dated as of August 5, 2025, by and among EQV, Presidio, EQV Merger Sub, EQV Holdings, Presidio Merger Sub, Holdings and PIH (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed with the SEC on January 28, 2026).
3.1	Amended and Restated Certificate of Incorporation of Presidio Production Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 9, 2026).
3.2	Amended and Restated Bylaws of Presidio Production Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on March 9, 2026).
3.3	Amended and Restated Limited Liability Company Agreement of Prometheus Holdings LLC (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on March 9, 2026).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on March 9, 2026).
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed on March 9, 2026).
4.1	Warrant Agreement, dated August 6, 2024, between EQV Ventures Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K (File No. 001-42207) filed with the SEC on August 8, 2024).
4.2	Assignment, Assumption and Amendment Agreement, by and among Presidio Production Company, EQV Ventures Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on March 9, 2026).
4.3	Form of Series A Preferred Investor Warrants (incorporated by reference to Exhibit B included as part of Exhibit 10.3 hereto).
5.1**	Opinion of Sidley Austin LLP as to the validity of the securities being registered.
10.1#	Agreement and Plan of Merger, dated August 5, 2025, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQVR Merger Sub LLC, EQV Resources Intermediate LLC, EQV Resources LLC and Presidio Investment Holdings LLC (incorporated by reference to Exhibit 10.6 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.2	Form of Subscription Agreement, by and between EQV Ventures Acquisition Corp. and the subscribers named therein (incorporated by reference to Exhibit 10.2 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.3	Securities Purchase Agreement, dated August 5, 2025, by and among EQV Ventures Acquisition Corp., the Company and Presidio Investment Holdings LLC and the purchasers set forth therein (including the form of Series A Preferred Investor Warrant) (incorporated by reference to Exhibit 10.3 to the EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.4	Series A Preferred Stockholders’ Agreement, by and between the Company and certain Series A Preferred Investors (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 9, 2026).

10.5	Registration and Stockholders’ Rights Agreement, dated March 4, 2026, by and among EQV Ventures Acquisition Corp., EQV Resources Intermediate LLC, EQV Ventures Sponsor LLC, certain holders of Presidio Investment Holdings LLC, certain members of the Presidio Production Company’s management, Prometheus Holdings LLC, and Presidio Production Company (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 9, 2026).
10.6+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on March 9, 2026).
10.7+	Presidio Production Company’s 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 9, 2026).
10.8+	Clawback Policy of Presidio Production Company (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on March 9, 2026).
10.9	Sponsor Letter Agreement dated August 5, 2025, by and among EQV Ventures Acquisition Corp., EQV Ventures Sponsor LLC, Prometheus Holdings LLC, Presidio Investment Holdings LLC and certain individuals set forth therein (incorporated by reference to Exhibit 10.1 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.10	Form of Rollover Agreement, by and among EQV, the Company, EQV Holdings, PIH and certain individuals set forth therein (Rollover Members) (incorporated by reference to Exhibit 10.7 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.11	Form of Rollover Agreement, by and among EQV, Presidio, EQV Holdings, PIH and certain individuals set forth therein (Rollover Investors) (incorporated by reference to Exhibit 10.8 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.12	Form of Securities Contribution and Transfer Agreement, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQV Ventures Sponsor LLC, and the certain individuals set forth therein (PIPE Investors) (incorporated by reference to Exhibit 10.4 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.13	Form of Securities Contribution and Transfer Agreement, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQV Ventures Sponsor LLC and the certain individuals set forth therein (PIH Rollover Members) (incorporated by reference to Exhibit 10.5 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.14	Non-Redemption Agreement, dated February 23, 2026, by and among EQV Ventures Acquisition Corp., EQV Ventures Sponsor LLC and Fort Baker Capital Management LP. (incorporated by reference to Exhibit 10.1 to EQV Ventures Acquisition Corp.’s Current Report on Form 8-K (File No. 001-42207) filed with the SEC on February 24, 2026).
10.15	Securities Purchase Agreement dated February 23, 2026, by and among EQV Ventures Acquisition Corp., Presidio PubCo Inc., Presidio Investment Holdings LLC and Adage Capital Partners, L.P. (incorporated by reference to Exhibit 10.2 to EQV Ventures Acquisition Corp.’s Current Report on Form 8-K (File No. 001-42207) filed with the SEC on February 24, 2026).
10.16#	Credit Agreement, dated as of March 4, 2026, among Presidio Borrower LLC, Citizens Bank, N.A. and the Lenders party hereto (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on March 9, 2026).
10.17	Purchase and Sale Agreement, dated May 7, 2026, between Alchemist Energy LeaseCo, LP and Presidio Production Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 8, 2026).
10.18	Purchase and Sale Agreement, dated May 7, 2026, between Canyon Creek Energy – Arkoma, LLC and Presidio Production Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed July 8, 2026).
10.19	Purchase and Sale Agreement, dated May 7, 2026, between Pivotal Arkoma Basin II, LLC and Presidio Production Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed July 8, 2026).
10.20	Registration Rights Agreement, dated July 1, 2026 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed July 8, 2026).

10.21	Loan and Security Agreement, dated July 1, 2026, between Presidio Acquisitions LLC, Presidio Intermediate Holding Company II LLC, Goldman Sachs Bank USA, Citizens Bank, N.A., and the other loan parties and lenders party thereto (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on July 1, 2026).
10.22	Second Amended and Restated Indenture, dated June 9, 2026, by and among Presidio Finance LLC, Presidio Finance Nominee Corp., and UMB Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report Form 8-K filed on June 9, 2026).
21.1	List of Subsidiaries of Presidio Production Company (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on March 9, 2026).
23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm for PIH.
23.2**	Consent of Weaver and Tidwell, L.L.P., independent auditor for EQVR.
23.3**	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).
23.4*	Consent of Cawley, Gillespie & Associates, Inc, independent petroleum engineers for PIH.
23.5*	Consent of Cawley, Gillespie & Associates, Inc, independent petroleum engineers for EQVR.
24.1**	Power of Attorney (contained on the signature page of this registration statement).
99.1	Reserve Report of Cawley, Gillespie & Associates, Inc. relating to PIH as of December 31, 2025 (incorporated by reference to Exhibit 99.11 to the Current Report on Form 8-K filed on March 9, 2026).
99.2	Reserve Report of Cawley, Gillespie & Associates, Inc. relating to EQVR as of December 31, 2025 (incorporated by reference to Exhibit 99.12 to the Current Report on Form 8-K filed on March 9, 2026).
101.INS	XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107**	Calculation of Filing Fee Table

+	Management contract or compensatory plan or arrangement.

#	Schedules and exhibits to these Exhibits omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Filed herewith.

**	Previously filed.

Item 17. Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 7th day of August, 2026.

PRESIDIO PRODUCTION COMPANY

By:	/s/ William A. Ulrich
Name:	William A. Ulrich
Title:	Chairman and Co- Chief Executive Officer

By:	/s/ Christopher L. Hammack
Name:	Christopher L. Hammack
Title:	Co- Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Ulrich	Chairman, Co- Chief Executive Officer and Director	August 7, 2026
William A. Ulrich	(Principal Executive Officer)

/s/ Christopher L. Hammack	Co- Chief Executive Officer and Director	August 7, 2026
Christopher L. Hammack	(Principal Executive Officer)

*	Chief Financial Officer	August 7, 2026
John Brawley	(Principal Financial Officer)

*	Chief Accounting Officer	August 7, 2026
Gregg Lamb	(Principal Accounting Officer)

*	Director	August 7, 2026
Daniel C. Herz

*	Director	August 7, 2026
Jerry Schretter

*	Director	August 7, 2026
Jeffrey S. Serota

*	Director	August 7, 2026
Jerry Silvey

*	Director	August 7, 2026
Tyson Taylor

*	Director	August 7, 2026
James E. Vallee

*	Director	August 7, 2026
Ray N. Walker, Jr.

* By:	/s/ William A. Ulrich
William A. Ulrich
Attorney-in-Fact